UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OHIO STATE BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OHIO STATE BANCSHARES, INC.
111 S. Main Street
Marion, OH 43302
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
August 23, 2007
TO THE SHAREHOLDERS OF OHIO STATE BANCSHARES, INC.:
     You are hereby notified that an Annual Meeting of the shareholders of Ohio State Bancshares, Inc. (the “Company”) will be held on August 23, 2007 at 5:00 p.m. (local time), at the main office of Ohio State Bancshares, Inc., 111 S. Main Street, Marion, Ohio 43302, for the purpose of considering and acting upon the following:
1.	Election of Directors — To elect three members of Class I (term to expire in 2009) to the Board of Directors.
2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     The Board of Directors has fixed July 24, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By order of the Board of Directors

Gary E. Pendleton, President
     YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOUR STOCK IS HELD IN MORE THAN ONE (1) NAME, ALL PARTIES MUST SIGN THE PROXY FORM.
     July 30, 2007

PROXY STATEMENT

GENERAL INFORMATION
VOTING SECURITIES
VOTING PROCEDURES
CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTING FIRM FEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
CERTAIN TRANSACTIONS
SELECTION OF AUDITORS
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
SHAREHOLDER NOMINATIONS
OTHER MATTERS

GENERAL INFORMATION
     This Proxy Statement is furnished to the shareholders of Ohio State Bancshares, Inc. (“Company”) in connection with the solicitation of proxies to be used in voting at the Annual Meeting of shareholders to be held on August 23, 2007, at the main office of the Company located at 111 S. Main Street, Marion, Ohio, 43302, at 5:00 p.m. (“the Meeting”). The enclosed proxy is solicited by the Board of Directors of the Company, at the Company’s expense. This Proxy Statement and the enclosed form of proxy are first sent or delivered to the Company’s shareholders on or about July 30, 2007.
     All shareholders who execute proxies retain the right to revoke them at any time in the manner provided below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked at any time before they are exercised at the Meeting by filing a written notice with the Secretary of the Company or by delivering to the Secretary of the Company subsequently dated proxies prior to the commencement of the Meeting. A written notice of revocation of a proxy should be sent to the Secretary of Ohio State Bancshares, Inc., 111 South Main Street, Marion, Ohio 43302. A previously submitted proxy will also be revoked if a shareholder attends the Meeting and votes in person. In the event a shareholder attends the Meeting and does not wish to have his/her proxy used, he/she should notify the Secretary of the Company prior to the start of the business meeting. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for director set forth below and in accordance with the judgment of the Board of Directors of the Company on any other matters which may properly come before the Meeting.
     The Board of Directors has not established a formal process for security holders to send communications to the board of directors. The Board of Directors has determined that in light of the general accessibility of the directors in the community served by the Company, no such process is required.
VOTING SECURITIES
     Shareholders of record as of the close of business on July 24, 2007, are entitled to one vote for each share then held. As of July 24, 2007, the Company had 168,195 shares of common stock issued, outstanding and entitled to vote. Shareholders are entitled to one vote for each share of common stock owned as of the record date.
VOTING PROCEDURES
     A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares of Common Stock held in street name for customer accounts) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.
     The nominees for director who receive the largest number of votes cast “For” will be elected as directors if a quorum is present. Shares represented at the Meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.
CERTAIN BENEFICIAL OWNERS
     As of the Record Date, the following persons were known to the Company to be beneficial owners of more than five percent of the Company’s Common Stock.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class
Theodore L. Graham c/o Ohio State Bancshares, Inc. 111 S. Main Street Marion, Ohio 43302	11,923	(1)	7.09%
Thurman R. Mathews c/o Ohio State Bancshares, Inc. 111 S. Main Street Marion, Ohio 43302	18,993	(2)	11.29%
The PB & BA Miller Irrevocable Trust 747 Marion Cardington Road Marion, Ohio 43302	11,448		6.81%

(1)	Includes 11,537 shares owned by partnership of which Mr. Graham is a general partner.

(2)	Includes 17,549 shares owned by spouse.
ELECTION OF DIRECTORS
     The Company’s Board of Directors is presently composed of seven (7) members who are elected to classes. The nominees for election at this Annual Meeting will stand for election to a two-year term expiring at the Annual Shareholder’s meeting in 2009. It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the nominees.
     Director candidates are nominated by the Company’s Nominating and Corporate Governance Committee. It is the intention of the person named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve which is not now contemplated, the proxies will be voted for such substitute nominees(s) as the Nominating and Corporate Governance Committee recommends. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the three (3) nominees specified above unless otherwise instructed by the shareholder. Shares not voted by brokers and other entities holding shares on behalf of other beneficial owners will not be counted and will have no effect on the outcome of the election. Nominees receiving the three (3) highest totals of votes cast in the election will be elected as directors.
     Neither the Board nor the Nominating and Corporate Governance Committee have implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organization meeting directly following the Annual Meeting, which results in most directors being able to the attend the Annual Meeting. All seven directors of the Company attended the Annual Meeting of Shareholders held in 2006.
     The following tables set forth information with respect to each Class I Director, each of whom is a nominee for re-election at the forthcoming Annual Meeting, and with respect to each incumbent Director in Class II of the Board of Directors not currently up for re-election at the Annual Meeting.

NOMINEE AND CONTINUING DIRECTOR INFORMATION

		Principal Occupation
Name	Age	Over the Past Five Years	Director Since
Class I
Nominees (Term to Expire 2007)
Lowell E. Thurston	66	President, Carroll’s Jewelers	2006
Gary E. Pendleton	62	President and CEO, Ohio State Bancshares, Inc.	1990
Ted M. McKinniss	56	Attorney of counsel with Kegler, Brown, Hill and Ritter	2005

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR THE POSITION OF DIRECTOR.

Class II
Continuing Directors (Term to Expire 2008)
Theodore L. Graham	61	Managing Partner, Graham Investment Co. (Warehousing and Real Estate Development)	1991
Lois J. Fisher	58	Commercial Real Estate Development	1994
Thurman R. Mathews	78	Owner, Mathews, Kennedy Ford Lincoln Mercury, Marion	1994
Fred K. White, Chairman	72	Real Estate Agent, HER Kinney Properties(1)	1994

(1)	Prior to joining HER Kinney Properties, Mr. White was Division Manager of Ohio Edison (utility company).
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Shares Beneficially Owned
Name and Mailing Address (1)	as of Record Date(2)		Percent of Class
Lowell E. Thurston	177	(3)	.11%
Gary E. Pendleton	2,110	(4)	1.25%
Ted M. McKinniss	177	(3)	.11%
Theodore L. Graham	11,923	(5)	7.09%
Lois J. Fisher	708	(6)	.42%
Thurman R. Mathews	18,993	(7)	11.29%
Fred K. White	500	(8)	.30%
Steven M. Strine	0		0.0%
Todd M. Wanner(9)	0		0.0%
Total	34,588		20.56%

(1)	The mailing address of each Director for receipt of communications in connection with these materials is 111 S. Main Street, Marion, Ohio 43302, such being the address of the principal offices of the Company. The Company’s phone number at its main address is (740) 387-2265.

(2)	Unless otherwise designated, the shares set forth in the table above are shares, as known to management, over which the nominee or director has sole voting and investment power.

(3)	These shares are jointly held by Messrs. Thurston and McKinnis. Mr. Thurston is the beneficial owner of 100 shares and Mr. McKinniss is the beneficial owner of 77 shares.

(4)	Includes 507 shares owned jointly with spouse.

(5)	Includes 11,537 shares owned by partnership of which Mr. Graham is a general partner.

(6)	Includes 500 shares held in a trust of which Ms. Fisher is the Trustee.

(7)	Includes 17,549 shares owned by spouse.

(8)	Includes 500 shares owned by Fred K. White Living Trust.

(9)	Mr. Wanner’s employment with the Company terminated on May 14, 2007.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
     The Company’s sole business activity is the operation of its subsidiary banking operation, The Ohio State Bank, hereinafter referred sometimes individually as “Bank” or collectively with the Company as the “Company.” The Boards of Directors of the Bank and the Company are comprised of the same persons at the present time. Disclosure of information regarding committees is therefore presented for both the Company and the Bank.
     The Board of Directors of the Company conducts its business through meetings of the Board. During the fiscal year ended December 31, 2006, the Board of Directors of the Company held a total of 15 regular and special meetings. Each director of the Company attended at least 75 percent of the total meetings of the Board and committees on which such Board member served during this period. The Board of Directors of the Company also operates through standing Nominating and Governance, Audit, and Compensation Committees. General information regarding the membership and functions of each of these committees is provided below.
     The Company has an Audit Committee established by and amongst the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committees primary function involves the overseeing of the accounting and financial reporting process of the Company and the audits of its financial statements. In this regard, the Audit Committee of the Company is responsible for the engagement of the independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Company, approving the annual audit plans, and reviewing the results of procedures for internal auditing, reviewing the independence of the independent auditors, regarding the Company’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Company’s internal controls and similar functions and approval of audit and non-auditing services performed by the independent auditors. This Committee operates under a written charter, a copy of which is provided to shareholders as Appendix A to this proxy statement. This Committee, which met 2 times during 2006, is chaired by Mr. Thurston and otherwise includes Ms. Fisher and Messrs. White and Graham. Each member of the Audit Committee is independent in accordance with Rule 4200(A)(15) of the National Association of Securities Dealers listing standards. The formal report of the Audit committee with respect the year 2006 is contained elsewhere herein. The Board of Directors has determined that the Company does not have an audit committee financial expert serving on its audit committee. However, the Board of Directors has determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee. At this time, the Board does not believe it is necessary to actively search for an outside person to serve on the Board who would qualify as a financial expert.
     The Nominating and Governance Committee met 2 times during 2006. This Committee considers and proposes director nominees to the full Board of Directors for election at the Annual Meeting; selects candidates to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; and performs any other functions or duties deemed appropriate. The Nominating and Governance Committee is chaired by Mr. White and otherwise includes Messrs. Mathews and Graham. The Committee operates under a written charter, a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our annual meeting held during 2006. This charter is not otherwise available for on-line viewing on any website of the Company or otherwise. Each member of the Committee is independent in accordance with Rule 4200(A)(15) of the National Association of Securities Dealers listing standards. While the Nominating and Governance Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees nor established any procedures for this purpose. The Committee has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Company’s Code of Regulations. These procedures are discussed more thoroughly in this proxy statement under the section captioned “Shareholder Nominations.” The identification and evaluation of all candidates for nomination to the Board of Director are undertaken on an ad hoc basis within the context of the Corporation’s strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.
     The Compensation Committee, which met 3 times during 2006, is chaired by Mr. Mathews and otherwise includes Messrs. White and McKinniss. The Committee operates under a written charter, a copy of which is provided to shareholders as Appendix B to this proxy statement. This Committee has the responsibility of establishing and implementing the compensation policies and practices of the Company. In discharging this responsibility, the Compensation Committee is charged generally with: the review and evaluation of chief executive officer and senior management performance; the setting of compensation for the chief executive officer and other members of senior management; the evaluation and setting of director compensation; the making of recommendations to the full Board of Directors regarding incentive compensation plans, deferred compensation plans, executive retirement plans, and equity-based compensation plans, and the administration of such plans if ultimately adopted.
     The Board of Directors of the Company adopted a Code of Business Conduct and Ethics (the “Code”) at its meeting on March 16, 2006 applicable to all officers, directors and employees of the Company and the Bank, including the chief executive officer, chief financial officer, principal accounting officer and other senior officers performing accounting, auditing, financial management or similar functions. The administration of the Code has been delegated to the Audit Committee of the Board of Directors, a Committee comprised entirely of “independent directors.” The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future. A copy of the Company’s Code is available on the website of the Bank (www.theohiostatebank.com.) In addition, a copy of the Code is available to any shareholder free of charge upon request. Shareholders desiring a copy of the Code should address written requests to Mr. Gary Pendleton, President, Chief Executive Officer, Ohio State Bancshares, Inc., 111 S. Main Street, Marion, Ohio 43302.
AUDIT COMMITTEE REPORT
     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company fling under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference therein.
     The Audit Committee of the Company’s Board of Directors is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards and operates under a written charter adopted by the Board of Directors. During 2006 the Audit Committee met 2 times and discussed the financial information contained in quarterly filings made with the Securities and Exchange Commission, with the Chief Executive Officer, Chief Financial Officer and independent auditor.
     Management is responsible for the Corporation’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee the processes.

     The Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees).
     The Corporation’s independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiaries is compatible with maintaining the independence of the independent accountants.
     Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the Securities and Exchange Commission.
Members
Lowell E. Thurston, Chairman
Lois J. Fisher
Fred K. White
Theodore L. Graham
PRINCIPAL ACCOUNTING FIRM FEES
     Crowe, Chizek and Company LLP, the Company’s independent accountants, billed the aggregate fees shown below for the indicated services rendered to Company and its subsidiaries for the year 2005 and 2006.

	2005		2006

Audit Fees (a)	$62,000		$70,000
Audit Related Fees	—		—
Tax Fees (b)	7,850		7,800

All Other Fees	9,725	(c)	1,175	(d)

(a)	Include fees for service relating to Statement on Auditing Standards Nos. 70 and 71.

(b)	Includes fees for services related to tax compliance and tax planning.

(c)	Includes fees for review of system controls directly related to the external audit and fees for services related to the implementation of new accounting and internal control procedures.

(d)	Includes fees for consultation regarding the Bank’s securities classified as trading portfolio, other real estate owned, and certain hedging transactions.
     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of its auditing firm.

EXECUTIVE COMPENSATION
     The following table sets forth the annual and long-term compensation for the Company’s Chief Executive Officer and its two other highest paid executive officers, as well as the total compensation paid to each individual during the Company’s last completed fiscal year.
SUMMARY COMPENSATION TABLE

							Non-Equity	Nonqualified
						Option	Incentive Plan	Deferred	All Other
Name, Age and Principal					Stock	Awards	Compensation	Compensation	Compensation
Position[5]	Year	Salary ($)		Bonus ($)	Awards ($)	($)	($)	Earnings ($)	($)		Total ($)
Gary E. Pendleton, 62 President and Chief Executive Officer	2006	124,400	[1]	—	—	—	43,118	—	97,816	[2]	265,334
Steven M. Strine, 51 Senior Vice President, Chief Lending Officer	2006	95,500		—	—	—	5,730	—	34,915	[3]	136,145
Todd M. Wanner, 33 Senior Vice President and Chief Financial Officer	2006	90,000		—	—	—	5,400	—	8,777	[4]	104,177

1.	Includes $8,400 in director fees.

2.	Includes $25,000 representing the Company’s contribution to Mr. Pendleton’s account under the Non-Qualified Deferred Compensation Plan and $45,702 representing the Company’s accrual under the Non-Qualified Supplemental Retirement Plan, with remaining amounts attributable to medical and life insurance premiums paid on behalf of Mr. Pendleton, the Company’s matching contribution to Mr. Pendleton’s 401(k) account, and amounts paid for club memberships and automobile related expenses.

3.	Includes $25,000 representing the Company’s contribution to Mr. Strine’s account under the Non-Qualified Deferred Compensation Plan, with remaining amounts attributable to medical and life insurance premiums paid on behalf of Mr. Strine, and the Company’s matching contribution to Mr. Strine’s 401(k) account.

4.	Includes amounts attributable to life insurance premiums paid on behalf of Mr. Wanner, the Company’s matching contribution to Mr. Wanner’s 401(k) account, and the Company’s contribution to Mr. Wanner’s account under the Non-Qualified Deferred Compensation Plan.

5.	All executive officers indicated in the table have held their positions for the preceding five years. Mr. Wanner resigned his positions with the Company and the Bank effective May 14, 2007.
BASE SALARY AND CASH INCENTIVE PLAN.
     The base salaries of the named executive officers are reviewed and set by the Compensation Committee annually. The Committee reviews and evaluates the chief executive officer and senior management performance, in light of goals and objectives set by the Committee that include the Company’s performance and return to shareholders. Salary income for each named executive officer for calendar year 2006 is reported in the “Salary” column of the Summary Compensation Table.
     The Company has also established a short-term cash incentive compensation plan that provides for cash awards upon the achievement of performance targets established for each executive officer. The cash-based plan is designed to reward achievement of short-term performance goals. The amount of the annual cash bonus that may be earned by the chief executive officer is determined solely by reference to the Bank’s unconsolidated net income before both income tax and accruals taken by the Company for other bonus pay-outs (“Net Income”). The chief executive officer’s bonus is determined incrementally as follows:
•	3.0% of all Net Income up to $100,000;

•	3.5% of all Net Income in excess of $100,000 and up to $200,000;

•	4.0% of all Net Income in excess of $200,000 and up to $600,000;

•	5.0% of all Net Income in excess of $600,000 and up to 1,200,000; and

•	6.0% of all Net Income in excess of $1,200,000.
     The amount of the annual cash bonus that may be earned by each senior vice president (“SVP”) is keyed to their respective base salaries and based on a combination of the following four factors: (1) return on assets (“ROA”); (2) asset growth; (3) years of experience; and (4) the subjective assessment of the Compensation Committee. An ROA bonus is awarded only in the event that ROA exceeds 0.65%, and each SVP is eligible to receive from between 1.0% and 10.0% of their respective base salaries if ROA hits certain targeted thresholds. An asset growth bonus is awarded only in the event that asset growth exceeds 4.0%, and each SVP is eligible to receive from between 2.0% and 5.0% of their respective base salaries if asset growth hits certain targeted thresholds. In addition, each SVP is also entitled to receive up to 3% of their respective base salaries based upon years of service, and the Compensation Committee also awards a discretionary bonus of up to 4% of base salary.
     Cash incentive income for each named executive officer for calendar year 2006 is reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
RETIREMENT AND POST–EMPLOYMENT BENEFITS.
     Non-Qualified Supplemental Retirement Plan. During 2004, the Company amended its Executive Indexed Salary Continuation Plan (“Supplemental Plan”) with Mr. Pendleton. The purpose of the Supplemental Plan is to supplement Mr. Pendleton’s retirement income. Pursuant to the terms of the Supplemental Plan, at Mr. Pendleton’s retirement, or upon termination of employment resulting from his disability, he will be entitled to receive an annual payment of $75,000 during the first 5 years and $80,000 per year thereafter for the longer of his life or the life of his spouse. In the event Mr. Pendleton and his spouse should die before receiving aggregate benefits of $750,000, their beneficiary will be entitled to receive a payment in the amount necessary to equal $750,000 when added together with all payments received by Mr. Pendleton and his spouse prior to death. In the event of Mr. Pendleton’s death during his employment, his wife will be entitled to receive payments under the Supplemental Plan until her death. The Corporation maintains the present day value of these expected future cash flows as an accrued payable in other liabilities.
     The Company’s accrual under this plan for calendar year 2006 is reported in the “All Other Compensation” column of the Summary Compensation Table and the related footnotes thereto.
     Non-Qualified Deferred Compensation Plan. In 2005, the Company established a deferred compensation plan that covers Messrs. Pendleton, Strine and Wanner. Under the plan, the Company may make a defined contribution to the plan and participants may make elective deferrals. In 2006, the Company contributed $25,000 for both Messrs. Pendleton and Strine and $5,000 for Mr. Wanner. All contributions by or on behalf of participants are invested in the name of the Company, and no participant has any rights to his or her account allocations other than as a general creditor. Participants do have the option of allocating their respective contributions among various pre-selected mutual funds, and each participant is entitled to an “earnings credit” equal to the amount of the earnings or losses from the plan’s investments as allocated to his or her account. Contributions vest only upon the completion of 10 years of service from the date of the contribution or upon reaching retirement age, whichever occurs first. As of December 31, 2006, no participant had any vested balances under this plan. Mr. Wanner’s employment with the Company terminated on May 14, 2007.
     The Company’s contributions under this plan for calendar year 2006 are reported in the “All Other Compensation” column of the Summary Compensation Table and the related footnotes thereto.
     401(k) Plan. The Corporation provides a defined contribution plan (401(k) plan) that covers substantially all employees. Eligible employees may contribute any percentage of their pre-tax compensation subject to maximum statutory limitations. The Corporation matches 100% of all employee contributions up to 4% of the participant’s base compensation. In addition, the Corporation may make an additional discretionary contribution allocated to all eligible participants based on compensation.
     The Company’s contributions under this plan for calendar year 2006 are reported in the “All Other Compensation” column of the Summary Compensation Table and the related footnotes thereto.
     Change of Control Agreement. The Company has entered into a Change in Control Agreement with Mr. Pendleton and Mr. Strine. The terms of the agreement provide that in the event of a sale, merger or similar transaction of the Company in which the Company is not the surviving corporation, Mr. Pendleton is entitled a severance payment equal to three times his annual compensation and Mr. Strine two times his annual compensation, which is defined to include the current Salary plus previous year’s cash bonus. The severance payment is payable in the event of involuntary termination of employment within two years of the Change in Control or voluntary termination during the period beginning three months following the Change in Control and ending six months after the Change in Control. In addition, they are entitled under the terms of the Agreement to receive certain health, disability, dental life insurance and other benefits for a two-year period following a Change in Control. The agreement provides for the reimbursement of certain excise taxes imposed upon payments received, which are deemed “excess parachute” payments under the provisions of Section 280G of the Internal Revenue Code.
     “Change of Control of the Company” is defined in the Change of Control Agreement to mean: (i) the acquisition by a person or persons acting in concert with the power to vote 35 percent or more of a class of the Company’s voting securities; or (ii) a merger, consolidation, sale of assets, reorganization, or proxy contest, is consummated and, as a consequence of which, members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board, or (iv) a merger, consolidation or reorganization is consummated with any other corporation pursuant to which the shareholders of the Company immediately prior to the merger, consolidation or reorganization do not immediately thereafter directly or indirectly own more than fifty percent (50%) of the combined voting power of the voting securities entitled to vote in the election of directors of the merged, consolidated or reorganized entity.
DIRECTOR COMPENSATION.
     The following table sets forth the annual compensation for each of the Company’s directors during the Company’s last completed fiscal year.

				Nonqualified
	Fees Earned		Non-Equity Incentive	Deferred
	or Paid in	Stock	Plan Compensation	Compensation	All Other
Name	Cash ($)	Awards ($)	($)	Earnings ($)	Compensation ($)	Total ($)
Lowell E. Thurston	8,400	—	—	—	—	8,400
Ted M. McKinniss	8,400	—	—	—	—	8,400
Theodore L. Graham	8,400	—	—	—	—	8,400
Lois J. Fisher	8,400	—	—	—	—	8,400
Thurman R. Mathews	8,400	—	—	—	—	8,400
Fred K. White	10,200	—	—	—	—	10,200
     With the exception of the chairman, each director is paid cash fees of $700 per month. The chairman receives cash fees of $850 per month.

CERTAIN TRANSACTIONS
          The Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exception of Gary E. Pendleton, who is the Chief Executive Officer of the Company. Directors deemed independent by the Board of Directors include Lowell E. Thurston; Ted M. McKinniss; Theodore L. Graham; Lois J. Fisher; Thurman R. Mathews; and Fred K. White. Each member of the Company’s Audit, Compensation, and Nominating and Governance Committees of the Company is independent in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, and each member of the Audit Committee also meets the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Ohio State Bancshares, Inc. Code of Ethics and Business Conduct charges the Audit Committee of the Board of Directors with responsibility for reviewing and approving related-party transactions. In determining the independence of the Company’s directors, the Audit Committee and the Board of Directors have considered the following related-party transactions:
•	Director McKinnis: Ted M. McKinniss, a member of the Company’s Board of Directors, is of counsel to Kegler, Brown, Hill and Ritter, LPA, a law firm with offices in Columbus and Marion that provides legal services to both the Company and the Bank. During the last two years, the Company and the Bank have paid a total of $78,525 in legal fees to Kegler, Brown, Hill and Ritter, LPA.

•	Director Mathews: During the last two years, the Bank has also made payments to Mathews Kennedy Ford Lincoln Mercury, Inc., Mathews Acura Motors, Inc., Mathews Dodge Chrysler Jeep, Inc. and Mathews Budget Auto Center, Inc. (collectively, the “Dealerships”) totaling $106,000. The Dealerships are each Ohio corporations that are either wholly-owned or controlled by Thurman Mathews, a member of the Company’s Board of Directors. These fees were paid in connection with the Dealerships’ origination of automobile loans on behalf of the Bank. The arrangements between the Bank and the Dealerships in connection with such origination activity are on substantially the same terms as those of comparable arrangements between the Bank and other automobile dealerships in the area that are not affiliated with insiders of the Company.
     The Company has engaged and intends to continue to engage in the lending of money through its subsidiary bank to several of its directors, executive officers and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or present other unfavorable features. Except for the specific transactions described above no director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) engaged in any transaction with the Company during 2006 in which the amount involved exceeded $120,000.
SELECTION OF AUDITORS
     The Board of Directors has selected the firm of Crowe, Chizek and Company LLP, independent registered public accountants, to serve as auditors for the current fiscal year. Representatives of Crowe, Chizek and Company LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
ACT OF 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of Section 16(a) forms furnished to the Company during, or with respect to, the most recent fiscal year, the Company believes that its executive officers and Directors timely satisfied all filing requirements applicable to them under Section 16(a) during that period, except as follows: Lowell E. Thurston filed a Form 3 outside of the requisite 10 day period following his appointment to the board of directors, which report indicated ownership of shares acquired in two transactions both of which occurred subsequent to his appointment to the board and for which no Form 4s were filed; and Ted M. McKinniss filed a Form 3 outside of the requisite 10 day period following his appointment to the board of directors, which report indicated ownership of shares acquired in two transactions both of which occurred subsequent to his appointment to the board and for which no Form 4s were filed.
SHAREHOLDER NOMINATIONS
     The Company’s Code of Regulations establishes advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a shareholder meeting it is necessary that you notify the Company not fewer than 14 days in advance of the meeting unless the Company provides shareholders less than 21 days notice of the meeting and then notice of the nominations must be given not later than the seventh day after the notice of the meeting was mailed. In addition, the notice must meet all other requirements contained in our Code of Regulations. Any shareholder who wishes to take such action should obtain a copy of the Code of Regulations and may do so by written request addressed to the Secretary of the Company at the principal executive offices of the Company.
OTHER MATTERS
     The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation’s 2006 report filed with the Securities and Exchange Commission, on Form 10-KSB, is available without charge to shareholders. Address all requests, in writing, for this document to Mr. Gary Pendleton, President, Ohio State Bancshares, Inc., 111 S. Main Street, Marion, Ohio 43302.

By Order of the Board of Directors of
Ohio State Bancshares, Inc.

Gary Pendleton, President

APPENDIX A
OHIO STATE BANCSHARES, INC.
Audit Committee Charter
Statement of Policy
The purpose of the audit committee is to oversee the Corporation’s accounting and financial reporting processes and the audits of the Corporation’s financial statements. The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities by reviewing the financial reports and related financial information provided by the Corporation to governmental agencies or the general public, the Corporation’s system of internal controls and the effectiveness of its control structure, the Corporation’s compliance with designated laws and regulations, and the Corporation’s accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:
•	Serve as an independent and objective party to oversee the Corporation’s accounting and financial reporting processes, internal control system, and the audits of the Corporation’s financial statements.

•	Review and evaluate the audit procedures and results of the Corporation’s independent auditor and internal audit function.

•	Approve, engage and terminate the independent auditor.

•	Review and evaluate the independent auditor’s qualifications, performance and independence.

•	Review, evaluate and approve any non-audit services the independent auditor may perform for the Corporation and disclose such approved non-audit services in periodic reports to shareholders.

•	Maintain free and open means of communication between the board of directors, the independent auditor, the internal auditor, and the management of the Corporation.

•	Maintain free and open means of communication between employees and the audit committee for the processing of complaints received by the Corporation regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

•	At least annually, review and if necessary or appropriate, update this charter for consideration by the board of directors and perform an evaluation of the audit committee performance and function.
Organization
The members of the audit committee shall be appointed by the board of directors and may be removed by the board of directors. The audit committee may consult or retain its own independent legal, accounting or other advisors and shall determine the degree of independence from the Corporation required of those advisors. The audit committee shall meet at least four times per year and will report directly to the full board any issues that arise with respect to the quality and integrity of the Corporation’s general financial performance and reporting and regulatory compliance. The audit committee may also meet periodically by itself to discuss matters it determines require private audit committee or board of directors’ attention. Further, the audit committee shall meet separately with management, with the internal auditor and with the independent auditor. There will be at least three members of the audit committee. A majority of the members of the audit committee shall be a quorum to transact business.
Resources and Authority of the Audit Committee
The audit committee shall have the funding, resources and authority to discharge its duties and responsibilities without seeking the approval of the board of directors or management of the Corporation, including (1) the authority, funding and resources to compensate the independent auditor engaged by the audit committee for the purpose of preparing or issuing the audit report and performing other audit, review and attest services for the Corporation, (2) the authority, funding and resources to select, retain, terminate and approve the fees and other terms of engagement of, special or independent counsel, accountants and other advisors as deemed appropriate by the audit committee, and (3) the authority to pay all its ordinary administrative expenses incurred in carrying out its duties and responsibilities.
Qualifications
The audit committee shall be composed entirely of independent directors, determined by the board of directors under the Ohio State Bancshares, Inc. Corporate Governance Guidelines. The members of the audit committee, as determined by the board of directors, shall also meet the independence and financial expertise requirements of The Nasdaq Stock Market for audit committee members. At least one member of the audit committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.
Independent Auditors
The independent auditor shall be engaged by and accountable to the audit committee. The independent auditor will report directly to the audit committee. The audit committee shall have the sole authority to engage, compensate, evaluate and terminate the independent auditor, to review with the independent auditor the nature and scope of any disclosed relationships or professional services including all audit engagement fees and terms, and to take appropriate action to ensure the continuing independence of the auditor. The audit committee shall pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor. The audit committee shall also set clear policies and standards relating to the Corporation’s hiring of employees or former employees of the independent auditor to ensure continued independence throughout the engagement of the independent auditor.
The audit committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee shall engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and be responsible for taking appropriate action to oversee the independence of the independent auditor. Additionally, the audit committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the audit committee shall evaluate the auditor’s qualifications, performance and independence. The audit committee shall consider the opinions of management and the director of audit in making such evaluation.
As required by law, the audit committee shall confirm the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.
The independent auditor shall ascertain that the audit committee is made aware of and timely report to the audit committee all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the audit committee of other material written communications between the independent auditor and management.
The audit committee will have complete oversight of the work done by the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, including resolution of any disagreement between management and the independent auditor regarding financial reporting.
Internal Audit
The internal auditor of the Corporation shall directly report to the chairman of the audit committee, with administrative oversight provided by an appropriate executive officer of the Corporation. The audit committee will oversee the internal audit function and determine that the internal auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Corporation and its affiliates.
Complaint Procedures
The audit committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Corporation and its subsidiaries regarding questionable accounting or auditing matters.
Financial Reporting Oversight
In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:
•	Review and discuss the annual audited financial statements, footnotes and related disclosures included in the Corporation’s annual report to shareholders and its annual report on Form 10-K with financial management, the independent auditor, and the internal auditor prior to the release and filing of such documents. Review with the independent auditor the results of its annual examination of the financial statements, including their report thereon, and determine its satisfaction with the disclosures and content of the financial statements. This review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with audit committees. Ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements.

•	Review and discuss the quarterly financial results and information with financial management, the independent auditor, and the internal auditor to determine that the independent auditor does not take exception to the disclosure and content of the financial statements on Form 10-Q, to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the audit committee by the independent auditor.

•	Review and discuss the types of presentation and information to be included in earnings press releases, and any additional financial information and earnings guidance that is provided.

•	Inquire of management, the internal auditor, and the independent auditor about significant risks or exposures and discuss guidelines and policies to govern the steps management has taken to minimize such risk to the Corporation.

•	Review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the internal auditor, the independent auditor, the chief financial officer and the chief executive officer.

•	Review the basis for the disclosures made in the annual report to stockholders under the heading Management’s Report on Internal Controls regarding the control environment of the Corporation.

•	Prepare, review and approve the annual proxy statement disclosure regarding the activities and report of the audit committee for the year.

APPENDIX B
OHIO STATE BANCSHARES, INC.
Compensation Committee Charter
Statement of Policy
The Compensation Committee shall provide assistance to the board of directors in fulfilling the board of directors’ responsibilities relating to management organization, performance, compensation and succession, and establishing compensation for members of the board of directors.
Organization
The members of the Compensation Committee shall be appointed by the board of directors and may be removed by the board of directors. The Compensation Committee shall meet on the call of its chairman. The Compensation Committee has the authority to retain and terminate advisors, including compensation consultants, accountants and legal counsel, to assist in discharging its duties including the authority to approve such advisors’ fees and retention terms. There will be at least three members of the Compensation Committee. A majority of the members of the Compensation Committee shall be a quorum to transact business.
Qualifications
The members of the Compensation Committee shall be outside directors within the meaning of Section 162 (m) of the Internal Revenue Code. Each member of the Compensation Committee shall also be a “Non-Employee Director” as the term is defined by Rule 16b-3 of the Securities and Exchange Commission.
Powers, Duties and Responsibilities
In discharging its responsibilities for management organization, performance, compensation, and succession, the Compensation Committee shall:
•	Consider and authorize the compensation philosophy for Ohio State Bancshares, Inc.’s personnel.

•	Review and evaluate chief executive officer and senior management performance, in light of goals and objectives set by the Compensation Committee that include Ohio State Bancshares, Inc.’s performance and return to shareholders.

•	Set the chief executive officer’s and senior management’s compensation based upon performance. The chief executive officer will not be present during the Compensation Committee’s deliberations about or voting on the chief executive officer’s compensation.

•	Annually review and approve perquisites for the chief executive officer and senior management.

•	Consider and make recommendations to the board of directors on matters relating to organization and succession of senior management.

B-1

•	Evaluate and establish director compensation.

•	Consider and approve the report of the Compensation Committee for inclusion in Ohio State Bancshares, Inc.’s proxy statement for its annual shareholders’ meeting.

•	Make recommendations to the board of directors with respect to incentive compensation plans, deferred compensation plans, executive retirement plans, and equity-based plans.

•	Administer incentive, deferred compensation, and equity-based plans.

•	Annually review and if necessary or appropriate, update this charter for consideration by the board of directors.

•	Annually evaluate the performance and function of the Compensation Committee.

•	Report the matters considered and actions taken by the Compensation Committee to the board of directors.

B-2

PROXY FOR ANNUAL MEETING OF Ohio State Bancshares, Inc. Marion, Ohio KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Ohio State Bancshares, Inc., Marion, Ohio, do hereby nominate, constitute, and appoint Theodore L. Graham, Lois J. Fisher, Thurman R. Mathews, Fred K. White, or any one of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Company, standing in my name on its books on July 24, 2007, at the Annual Meeting of its shareholders to be held at the main office of Ohio State Bancshares, Inc., 111 S. Main Street, Marion, Ohio 43302, on August 23, 2007 at 5:00 p.m. (local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows: 1. To elect three (3) members of Class I (term to expire 2009) to the Board of Directors. Lowell E. Thurston Gary E. Pendleton Ted M. McKinniss For All Nominees Withhold Authority to Vote For all Nominees Instructions: (Except as marked to the contrary) To withhold authority to vote for any individual director(s), indicate your vote as “For All Nominees” and strike a line through the nominee’s name. 2. To transact such other business as may properly come before the meeting or any adjournment thereof. This proxy confers authority to vote “FOR” the above nominees unless otherwise marked. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed. The Board of Directors recommends a vote “FOR” the directors nominated by the Board of Directors. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy. (stockholder signature) (Date) (stockholder signature) (Date) Please Print Name Please Print Number of Shares (When signing as Attorney, Executor, Administrator, Trustee, Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign.) PLEASE SIGN AND RETURN IMMEDIATELY IN THE ENCLOSED POSTPAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.